Exhibit 23.2

United States		12750 Merit Drive Suite 510 Park Central 7 Dallas, Texas 75251 Telephone: (972) 994-9100 www.american-appraisal.com	International
Atlanta Boston Buffalo Charlotte Chicago Cincinnati Dallas Denver Detroit Houston Irvine Jacksonville Los Angeles	Milwaukee Minneapolis New Orleans New York Oak Lawn Philadelphia Pittsburgh Princeton Schaumburg St. Louis San Francisco Seattle		Brazil Canada China Croatia Czech Republic England Germany Greece Hong Kong Hungary Italy Japan	Mexico Morocco Philippines Portugal Russia Spain Taiwan Thailand Turkey Venezuela

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the incorporation by reference of its conclusions of value in Form 10-K. Specifically, AAA consents to Grande Communications Holdings, Inc.’s disclosure of AAA as its valuation consultant in Grande Communications Holdings, Inc.’s 2006 Form 10-K. In giving this consent AAA does not hereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or as an expert as defined by the rules and regulations of the Securities and Exchange Commission.

AMERICAN APPRAISAL ASSOCIATES, INC.

By:
Mark L. Winger Manager

Dallas, Texas

March 22, 2007